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                                                                     EXHIBIT 5.1


                         [Perkins Coie LLP Letterhead]


                                 March 22, 2000


Primus Knowledge Solutions, Inc.
1601 Fifth Ave., Suite 1900
Seattle, WA  98101


     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to up to 1,170,908 shares of Common Stock, par value $.025 per share (the "Shares"), which may be issued as follows: 1,000,000 Shares under the Primus Knowledge Solutions, Inc. 1999 Nonofficer Employee Stock Compensation Plan; 39,314 Shares under the Imparto Software Corporation 1996 Stock Option Plan and 131,594 Shares under the Business Systems Design, Inc. 1996 Stock Option Plan.

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based upon and subject to the foregoing, we are of the opinion that any original issuance of Shares that may be issued pursuant to the plans has been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such Shares and the sale thereof by the Company in accordance with the terms of the plans, and the receipt of consideration therefor in accordance with the terms of the plans, such Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                       Very truly yours,


                                       /s/ Perkins Coie LLP